Exhibit 99.1

JOHNSON & JOHNSON STATEMENT REGARDING GUIDANT CORPORATION

NEW BRUNSWICK, N.J. (January 25, 2006) -- Johnson & Johnson acknowledged that it has been notified by Guidant Corporation that Guidant has terminated the companies’ existing acquisition agreement. Johnson & Johnson said that it had determined not to increase its last offer for Guidant Corporation, because to do so would not have been in the best interest of its shareholders.

Guidant Corporation is required to pay Johnson & Johnson a fee of $705 million on or before January 26 as per the merger agreement.